UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

 Nevada

  333-147716

 98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Orbit Energy Rhode Island, LLC Membership Interest Purchase Agreement

By way of background, on January 7, 2015, Blue Sphere Corporation (“BSC”) and Orbit Energy, Inc., a North Carolina corporation (“Seller”), entered into and signed an amended and restated purchase agreement pursuant to which BSC purchased all of Seller’s right, title and interest in, to and under Orbit Energy Rhode Island, LLC, a Rhode Island limited liability company (“Project LLC”) subject to the payment of $300,000 (the “Development Fee”) and $86,432 in reimbursement of expenses by no later than February 28, 2015, which was extended until immediately prior to the closing of the Project LLC Purchase Agreement (as defined below). BSC did not pay Seller the Development Fee by February 28, 2015 or prior to the closing of the Project LLC Purchase Agreement and, as such, ownership of Project LLC reverted back to Seller.

On April 8, 2015, BSC entered into and signed the Orbit Energy Rhode Island, LLC Membership Interest Purchase Agreement by and among Seller, Rhode Island Energy Partners, LLC, a Delaware limited liability company (“Buyer”) and Project LLC (the “New OERI Purchase Agreement”) pursuant to which (i) Buyer purchased all of Seller’s right, title and interest in and to the membership interests of Project LLC (the “Interests”), (ii) Seller abandoned all economic and ownership interest in the Interests in favor of Buyer, (iii) Seller ceased to be a member of Project LLC and (iv) admitted Buyer as the sole member of Project LLC. Subject to the satisfaction of certain conditions precedent by Seller, BSC agreed to be responsible for all costs of evaluating and incorporating Seller’s high solids anaerobic digestion technology consisting of a proprietary process that uses an anaerobic digester design developed by the U.S. Department of Energy and subsequently modified by Seller in combination with the proprietary bacteria to be supplied by Seller (the “Technology”) and two high solids anaerobic digester units designed by Seller (the “HSAD Units”) in the Project up to a total maximum capacity of 75 tons per day, including both direct and indirect costs, all payments to be made to Seller and all increased costs, expenses and any damages incurred in connection with the design, installation, integration, operation and maintenance of the Technology incorporated into the Project.

BSC further acknowledged in the New OERI Purchase Agreement its continuing responsibility to (i) pay Orbit an amount equal to thirty percent (30%) of the Project’s distributable cash flow after BSC and the party(ies) making an equity investment in the Project fully recoup their respective investment in the Project (such investment(s) to be calculated solely as amounts expended in and for the construction of the Project) and the Project achieves a thirty (30%) percent internal rate of return, which, for the avoidance of doubt, will take into account and be computed on the basis of any and all benefits from tax credits, depreciation and other incentives of any nature and an annual management fee of $187,500 and (ii) to enter into an operation agreement with Orbit in respect of the HSAD Units to be integrated into the Project.

Development and Indemnification Agreement

On April 8, 2015, BSC, Buyer and York Renewable Energy Partners LLC (“York”) entered into a development and indemnification agreement (the “D and I Agreement”) pursuant to which in consideration of the representations and warranties regarding Project LLC, its assets and liabilities and the Project and the covenants of BSC set forth therein, Buyer agreed to pay to BSC $1,481,900 and issue 2,275 Series B units (“Series B Units”) to BSC and 7,725 Series A Units (“Series A Units”) to York, such that York will be a member of Buyer holding 7,725 Series A units representing 77.25% of the limited liability company interests of Buyer and BSC was admitted as a member of Buyer holding 2,275 Series B units representing 22.75% of the limited liability company interests of Buyer in accordance with the terms of an amended and restated limited liability company agreement of Buyer.

Amended and Restated LLC Agreement of Rhode Island Energy Partners, LLC

On April 8, 2015, BSC and York entered into an amended and restated limited liability company operating agreement (the “Rhode Island LLC Agreement”) to establish two new classes of limited liability company interests represented by Series A units and Series B units, admit BSC as a 22.75% member of Buyer (as disclosed above) with BSC’s right to receive distributions from Buyer being subject to certain priorities in favor of York and pay to BSC three equal installments of $562,500 upon (i) signing the D and I Agreement (which amount was part of the $1,541,900 received by BSC, as mentioned above), (ii) on the later of (1) the date of “Mechanical Completion” (as defined in the Amended and Restated Agreement for the Design, Construction and Delivery of a Biogas Plant between Auspark LLC and Project LLC, dated April 8, 2015, with respect to the Project) or (2) the date on which the fully-executed, final Interconnection Agreement between Project LLC and National Grid, including receipt of any regulatory approvals as may be necessary from the Rhode Island Public Utility Commission, is delivered to Project LLC and (ii) commercial operation of the Project. Buyer shall be managed by a board of Managers initially consisting of three managers (the “Board”). So long as York owns more than 50% of the membership interest of Buyer, York shall be entitled to appoint two of the Board’s three managers. So long as BSC owns no less than 11.375% of the membership interests in Buyer, BSC shall be entitled to appoint one manager. In the event that the Board determines in good faith that equity capital in addition to the initial Project budget is needed by Buyer and is in the best interests of the Project, the Board shall, in good faith, determine the amount of additional capital needed and issue new units to raise the necessary funds. In this case, BSC’s percentage interest in Buyer shall be reduced accordingly. There are also certain restrictions on BSC’s right to transfer its membership interests to third-parties.

The foregoing summaries of the (i) New OERI Purchase Agreement, (ii) D and I Agreement and (iii) the Rhode Island LLC Agreement are qualified by and subject to the full text of the FA attached hereto as exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1 New OERI Purchase Agreement dated April 8, 2015

10.2 D and I Agreement dated April 8, 2015

10.3 Rhode Island LLC Agreement dated April 8, 2015

Pursuant to the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Blue Sphere Corporation

Dated: April 14, 2015

By: /s/ Shlomo Palas

Name: Shlomo Palas

Title: Chief Executive Officer